As filed with the Securities and Exchange Commission on March 21, 2003

Securities And Exchange Commission
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Date of report (date of earliest event reported):   March 18, 2003

ENERGY EXPLORATION TECHNOLOGIES (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-24027 (Commission File Number)	61-1126904 (I.R.S. Employer Identification No.)
Suite 700 Phoenix Place, 840-7th Avenue, S.W., Calgary, Alberta, Canada T2P 3G2 (Address of principal executive offices) (Zip Code)
N/A (Former name or former address, if change since last report)

Item 1. Changes In Control Of Registrant

Not applicable

Item 2. Acquisition Or Disposition Of Assets

Not applicable

Item 3. Bankruptcy Or Receivership

Not applicable

Item 4. Changes In Registrant's Certifying Accountant

Not applicable

Item 5. Other Events and Regulation FD Disclosure

On March 18, 2003, the Registrant was served a Statement of Claim which had been filed on March 14, 2003, in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No. 0301-04309), naming Glen Coffey, Murray's Aviation Repairs (1980) Ltd., Energy Exploration Technologies, its wholly-owned subsidiary, NXT Energy Canada, Inc., Dennis Wolsky, as Administrator of the Estate of Jerry Wolsky, deceased and Embassy Aero Group Ltd. as defendants. Tops Aviation Ltd., Spartan Aviation Inc. and John Haskakis (the "Plaintiffs") allege that the defendants were negligent and in breach of a Ferry Flight Contract between one or some of the defendants and one or some of the Plaintiffs under which Mr. Jerry Wolsky was to deliver a Piper Twin Comanche aircraft to Athens, Greece. The aircraft crashed in Newfoundland enroute to Athens killing Mr. Wolsky. The Plaintiff is seeking, among other things, damages in the amount of $450,000 CDN for loss and damages to the aircraft and cargo; and damages in respect to search and rescue expenses, salvage, storage, transportation expenses and pollution and contamination expenses.

Neither the Registrant nor its subsidiary, NXT Energy Canada Inc., were parties to the Ferry Flight Contract. The Registrant believes the claim against it and its subsidiary is without merit and intends to vigorously defend itself against the claim and will seek an expeditious dismissal of the claim.

Item 6. Resignations Of Registrant's Directors

Not applicable

Item 7. Financial Statements And Exhibits

Not applicable

Item 8. Change In Fiscal Year

Not applicable

Item 9. Regulation FD Disclosure

Not applicable

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Calgary, Alberta, Canada, this 21st day of March, 2003.
Energy Exploration Technologies

By: /s/ George Liszicasz
George Liszicasz Chief Executive Officer (principal executive officer)